Exhibit 99.01
Cepheid Reports Fourth Quarter and Full Year 2007 Results
Clinical Sales Growth of 211 Percent Highlights Company Transition to Clinical Market
SUNNYVALE, California, February 28, 2008 — Cepheid (NASDAQ: CPHD) today announced financial results for the fourth quarter and full year ended December 31, 2007.
Key results for the full year 2007:
•	Total revenues of $129.5 million, a 48 percent increase from $87.4 million for the full year of 2006
—	Total product sales of $116.5 million, a 41 percent increase from $82.4 million for the full year of 2006
◦	Clinical product sales of $61.0 million, a 211 percent increase from $19.6 million for the full year of 2006
•	Cumulative total of 2,008 diagnostic modules of the GeneXpert® System installed in U.S. accounts and 561 installed in Europe as of December 31, 2007

•	Net loss, excluding stock compensation expense and the amortization of acquired intangibles, of $9.3 million, or $0.17 per share, compared to $18.6 million, or $0.36 per share, for the full year 2006
“The year 2007 was a break-out year for Cepheid as we realized significant market traction with the only fully integrated system for on-demand PCR-based DNA testing in the clinical market,” said John Bishop, Cepheid’s Chief Executive Officer. “Moving into 2008, our momentum continues with the expansion of worldwide market penetration of the GeneXpert System into the three key MRSA market segments: surveillance, diagnosis and pre-surgical testing. We also expect to see expansion into additional Healthcare-Associated Infection (HAI) markets including tests for Vancomycin-resistant Enterococci (VRE) and C. difficile. We will also focus on expanding our test menu to address additional high-margin clinical segments, including oncology.”
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     Fourth Quarter and Full Year 2007 Results:
Total revenues of $40.4 million for the fourth quarter of 2007 included $36.9 million of product sales and $3.5 million from contracts, grants and research revenue. Total product sales for the fourth quarter ended December 31, 2007 increased 71 percent from $21.6 million for the fourth quarter 2006. The increase in product sales for the fourth quarter 2007 reflects a 260 percent increase in clinical product sales, which more than offset a two percent decrease in biothreat sales and a 15 percent decrease in industrial sales, compared to the fourth quarter of 2006.
Total revenues of $129.5 million for the full year 2007 included $116.5 million of product sales and $13.0 million from contracts, grants and research revenue. The increase in product sales for 2007 reflects a 211 percent increase in clinical product sales, which more than offset a 15 percent decrease in biothreat sales compared to 2006. Industrial product sales remained essentially unchanged compared to 2006. Revenues in the clinical segment for 2007 were primarily driven by the U.S. market launch of the Xpert™ MRSA test in April 2007.
Product Sales by Market (millions)

	Q4 2007	Q4 2006	FY 2007 Product	FY 2006 Product
	Product Sales	Product Sales	Sales	Sales
Clinical	$22.2	$6.2	$61.0	$19.6
Biothreat	$11.4	$11.6	$40.8	$48.0
Industrial	$3.3	$3.8	$14.7	$14.8

“Product sales for 2007 reflect the overall transition of Cepheid’s business towards the substantially larger, higher-growth and higher-margin clinical market,” said John Bishop.
As of December 31, 2007, Cepheid installed a cumulative total of 247 GeneXpert Systems in the U.S. and 236 systems in Europe. These System placements constitute a total of 2,569 modules in Europe and the U.S. now running Xpert tests. Within the U.S., 88 of 247 system placements are within Veterans Administration accounts. At the end of 2007, accounts in the U.S. had an average of 8.1 modules installed in their GeneXpert Systems, while accounts in Europe had an average of 2.4, up from 8.0 and 2.2 respectively from September 30, 2007. New Xpert MRSA accounts typically take approximately six weeks to ship, install and complete lab validation processes on a new GeneXpert System, and another two to four months for an account to implement surveillance procedures into workflows and ramp-up test utilization.
Systems and Reagent Sales Mix (millions)

	Q4 2007	Q4 2006	FY 2007 Product	FY 2006 Product
	Product Sales	Product Sales	Sales	Sales
Systems	$15.6	$6.9	$47.7	$22.7
Reagents & Disposables	$21.3	$14.7	$68.8	$59.7

For the fourth quarter of 2007, gross margin on product sales, including stock compensation expense and the amortization of acquired intangibles, was 42 percent, which is the same as the fourth quarter of 2006. Gross margin on product sales, excluding
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stock compensation expense and the amortization of acquired intangibles, was 43 percent for the fourth quarter of 2007, which is the same as the fourth quarter of 2006.
For the full year 2007, gross margin on product sales, including stock compensation expense and the amortization of acquired intangibles, was unchanged at 41 percent compared to 2006. Gross margin on product sales, excluding stock compensation expense and the amortization of acquired intangibles, for the full year 2007 was 42 percent, compared to 41 percent for the full year 2006.
Net loss for the fourth quarter of 2007, including stock compensation expense and the amortization of acquired intangibles, was approximately $5.3 million, or $0.10 per share, as compared to a net loss of approximately $8.3 million, or $0.15 per share, for the fourth quarter 2006. Net loss for the fourth quarter of 2007, excluding stock compensation expense and the amortization of acquired intangibles, was $1.2 million, or $0.02 per share, as compared to $6.1 million, or $0.11 per share, for the fourth quarter of 2006.
Net loss for the full year 2007, including stock compensation expense and the amortization of acquired intangibles, was approximately $21.4 million, or $0.39 per share, as compared to a net loss of approximately $26.0 million, or $0.50 per share, for the full year 2006. Net loss for 2007, excluding stock compensation expense and the amortization of acquired intangibles, was $9.3 million, or $0.17 per share, as compared to $18.6 million, or $0.36 per share, for the full year 2006.
As of December 31, 2007, Cepheid held approximately $44.0 million in cash, cash equivalents and marketable securities, an increase of approximately $2.7 million from the September 30, 2007 balance.
This news release contains certain non-GAAP financial measures. A reconciliation of these and other measures to the comparable GAAP measures is included in this release and in the attached financial tables.
Fourth Quarter 2007 and Recent Business Highlights:
In December 2007, Cepheid launched in Europe two new diagnostic tests designed to enable simultaneous rapid detection of two leading causes of hospital and community acquired infections — Methicillin Resistant Staphylococcus aureus (MRSA) and Staphylococcus aureus (SA). The tests, Xpert™ MRSA/SA-Blood Cultures (BC) and Xpert™ MRSA/SA-Skin and Soft Tissue Infection (SSTI), deliver results in approximately 50 minutes, which is particularly critical as every hour counts in helping healthcare professionals to rapidly treat and prevent sepsis caused by infection. Both products utilize a multiplex molecular protocol for potentially avoiding clinically false- positive MRSA test results.
In November 2007, Cepheid signed a group purchasing agreement with Broadlane, a supply chain services company serving more than 20,000 acute care hospitals, ambulatory care facilities, physician practices and other healthcare providers in the U.S. The agreement provides Broadlane customers with pre-negotiated pricing to take advantage of Cepheid’s molecular diagnostic systems, reagents and services for its GeneXpert System and Xpert line of tests, including Xpert MRSA.
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In January 2008, Cepheid began shipment of its next generation GeneXpert Systems and has added the single module GX-I System, for low-volume and portable system needs, to its family of GeneXpert System offerings. All systems now feature six-color optical capability that enables enhanced multiplex capabilities in a single cartridge. The systems also now feature software that enables Laboratory Information System (LIS) integration capabilities, linking any GeneXpert System to healthcare institutions’ central database for receiving, processing and storing test results.
Cepheid is continuing to accelerate expansion of its U.S. sales and field service support organization based on the rapidly developing HAI market. In January, Cepheid completed training of personnel for 15 new positions within the sales organization. The sales organization is now comprised of 43 sales and field technical support positions in North America and 75 worldwide distributors. Cepheid plans to continue growing its sales and field technical support organization to scale with market demands for the GeneXpert System and its associated Xpert tests.
Outlook for 2008:
Cepheid financial guidance for the full year 2008:
•	Total revenues are expected to be in the range of $182 million to $189 million
—	Product sales are expected to be in the range of $175 million to $180 million

—	Other revenues are expected to be in the range of $7 million to $9 million
•	Net income for 2008, excluding stock compensation expense and the amortization of acquired intangibles, is expected to be in the range of $3 million to $5 million.
Key milestones for 2008, underscoring the company’s emphasis on market and test menu expansion, include:
•	Implementation of direct sales organization in the U.K.

•	European release of the Xpert HemosIL test

•	FDA clearance of the Xpert MRSA/SA test for SSTI

•	FDA clearance of the Xpert MRSA/SA test for blood culture

•	FDA clearance of the Xpert HemosIL test

•	European release of the Xpert Van A/Van B (VRE) test

•	European release of the Xpert C. difficile test

•	European release of the MRSA/SA test for nasal specimens

•	Market shipment of the GeneXpert Infinity-48 System
Conference Call Information:
John Bishop and Michael Myhre, Vice President, Corporate Controller, will host a webcast and conference call at 4:30 p.m. Eastern Time today to discuss Cepheid’s financial results and business highlights. David Persing, M.D., Ph.D., Executive Vice President and Chief Medical and Technology Officer, and Robert Koska, Senior Vice
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President Worldwide Commercial Operations, will also participate in the Question-and-Answer portion of the call.
Interested participants and investors may access the teleconference call live by dialing 888-680-0860 (U.S./Canada) or 617-213-4852 (international), participant code 58037054. A telephonic replay will be available for seven days beginning at 6:30 p.m. Eastern Time. Access numbers for this replay are 888-286-8010 (U.S./Canada) and 617-801-6888 (international); participant code 29481680.
A live webcast of the call can be accessed on the Investors section of Cepheid’s Web site at www.cepheid.com by clicking Investors: Events. Web participants are encouraged to go to the Web site 15 minutes prior to the start of the call to register, download, and install any necessary software. After the live webcast, a replay will remain available in the Investors section of Cepheid’s Web site for 90 days.
About Cepheid
Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is an on-demand molecular diagnostics company that develops, manufactures, and markets fully-integrated systems and tests for genetic analysis in the clinical, industrial and biothreat markets. The company’s systems enable rapid, sophisticated genetic testing for organisms and genetic-based diseases by automating otherwise complex manual laboratory procedures. The company’s easy-to-use systems integrate a number of complicated and time-intensive steps, including sample preparation, DNA amplification and detection, which enable the analysis of complex biological samples in its proprietary test cartridges. Through its strong molecular biology capabilities, the company is focusing on those applications where rapid molecular testing is particularly important, such as identifying infectious disease and cancer in the clinical market; food, agricultural, and environmental testing in the industrial market; and identifying bio-terrorism agents in the biothreat market. See www.cepheid.com for more information.
This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth in clinical products sales, future product releases, future regulatory clearance of products, other future development and operational milestones, future revenues and demand for certain products, future net income and other future operating results. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our success in increasing direct sales and marketing organization, and the effectiveness of any new sales personnel the company hires; the performance and market acceptance of new products; sufficient customer demand; our ability to develop and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold; unforeseen development and manufacturing problems; the potential need for additional
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licenses for new tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; the impact of acquisitions; the impact of competitive products and pricing; our ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K and its other reports filed with the Securities and Exchange Commission.
All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.
(FINANCIAL STATEMENTS FOLLOW)
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CEPHEID
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues:
Instrument sales	$15,597	$6,882	$47,739	$22,737
Reagent and disposable sales	21,268	14,721	68,793	59,666

Total product sales	36,865	21,603	116,532	82,403
Contract revenues	2,746	1,638	8,554	3,913
Grant and government sponsored research revenue	816	341	4,387	1,036

Total revenues	40,427	23,582	129,473	87,352

Costs and operating expenses:
Cost of product sales	21,452	12,443	69,174	48,800
Collaboration profit sharing	3,299	3,507	12,256	14,974
Research and development	8,717	6,682	31,449	23,886
In-process research and development	—	—	—	139
Selling, general and administrative	12,692	7,257	41,081	26,470
Expense for patent related matter	—	3,350	—	3,350

Total costs and operating expenses	46,160	33,239	153,960	117,619

Loss from operations	(5,733)	(9,657)	(24,487)	(30,267)
Other income, net	658	1,356	3,277	4,282

Net loss before provision for income taxes	(5,075)	(8,301)	(21,210)	(25,985)
Provision for income taxes	(213)	—	(213)	—

Net loss	$(5,288)	$(8,301)	$(21,423)	$(25,985)

Basic and diluted net loss per share	$(0.10)	$(0.15)	$(0.39)	$(0.50)

Shares used in computing basic and diluted net loss per share	55,529	54,930	55,263	52,325

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CEPHEID
CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$16,476	$17,186
Marketable securities	27,550	77,750
Accounts receivable, net	21,263	15,246
Inventory	23,821	10,240
Prepaid expenses and other current assets	2,565	1,390

Total current assets	91,675	121,812
Property and equipment, net	17,174	14,097
Restricted cash	661	661
Other non-current assets	262	666
Intangible assets and goodwill	55,473	30,425

Total assets	$165,245	$167,661

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,587	$8,977
Accrued compensation	8,573	3,319
Accrued royalties	6,913	3,516
Accrued collaboration profit sharing	522	3,497
Accrued other liabilities	4,740	4,107
Income tax payable	213	—
Accrued expense for patent-related matter	—	3,350
Current portion of deferred revenue	4,016	3,913
Current portion of license fees payable	—	447
Current portion of equipment financing	—	313
Current portion of note payable	2	11

Total current liabilities	35,566	31,450
Long-term portion of deferred revenue	2,054	2,663
Long-term portion of equipment financing	—	3
Long-term portion of note payable	2	41
Deferred rent	688	798

Total liabilities	38,310	34,955

Shareholders’ equity:
Common stock	254,807	251,132
Additional paid-in capital	26,697	15,065
Accumulated other comprehensive loss	340	(5)
Accumulated deficit	(154,909)	(133,486)

Total shareholders’ equity	126,935	132,706

Total liabilities and shareholders’ equity	$165,245	$167,661

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Table A — GAAP vs. Non GAAP Measures

	Three months ended		Year ended
	December 31,		December 31,
	2007	2006	2007	2006
Total Product Sales	$36,865	$21,603	$116,532	$82,403
Total Revenues	$40,427	$23,582	$129,473	$87,352

Cost of product sales	$21,452	$12,443	$69,174	$48,800
Stock compensation expense	(264)	(53)	(794)	(584)
Amortization of acquired inventory step-up in basis	—	—	(170)	—
Amortization of purchased intangible assets	(199)	—	(694)	—

Non-GAAP measure of cost of goods sold	$20,989	$12,390	$67,516	$48,216

Gross Margin on Product Sales per GAAP	42%	42%	41%	41%
Gross Margin on Product Sales per Non-GAAP	43%	43%	42%	41%

Gross Margin on Total Revenues per GAAP	47%	47%	47%	44%
Gross Margin on Total Revenues per Non-GAAP	48%	47%	48%	45%

Research and development	$8,717	$6,682	$31,449	$23,886
Amortization of purchased intangible assets	$(23)	$(32)	$(95)	$(40)
Stock compensation expense	(1,184)	(924)	(4,294)	(2,839)

Non-GAAP measure of cost of research and development	$7,510	$5,726	$27,060	$21,007
Non-GAAP R&D measure as percent of Total Revenues	19%	24%	21%	24%

Selling, general and administrative	$12,692	$7,257	$41,081	$26,470
Amortization of purchased intangible assets	$(14)	$—	$(51)	$—
Stock compensation expense	(2,373)	(1,160)	(6,032)	(3,907)

Non-GAAP measure of cost of selling, general and administrative	$10,305	$6,097	$34,998	$22,563
Non-GAAP SG&A measure as percent of Total Revenues	25%	26%	27%	26%

Net Loss	$(5,288)	$(8,301)	$(21,423)	$(25,985)
Stock compensation expense	3,821	2,137	11,120	7,330
Amortization of acquired inventory step-up in basis	—	—	170	—
Amortization of purchased intangible assets	236	32	840	40

Non-GAAP measure of Net Loss	$(1,231)	$(6,132)	$(9,293)	$(18,615)

Basic and diluted net loss per share	$(0.095)	$(0.151)	$(0.388)	$(0.497)
Stock compensation expense	$0.069	$0.039	$0.201	$0.140
Amortization of acquired inventory step-up in basis	$—	$—	$0.003	$—
Amortization of purchased intangible assets	$0.004	$0.001	$0.015	$0.001

Non-GAAP measure of Net Loss	$(0.022)	$(0.112)	$(0.168)	$(0.356)
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Table B — Instrument and Reagent Sales Mix

	Three months ended		Year ended
	December 31,		December 31,
	2007	2006	2007	2006
Product Sales
Instrument sales	$15,597	$6,883	$47,739	$22,737
Reagent and disposable sales	21,268	14,720	68,793	59,666

Total product sales	$36,865	$21,603	$116,532	$82,403

Percent of Product Sales
Instruments	42%	32%	41%	28%
Reagents and disposables	58%	68%	59%	72%

Total product sales	100%	100%	100%	100%
Table C — Geographic Sales Mix

	Three months ended		Year ended
	December 31,		December 31,
	2007	2006	2007	2006
Percent of Instrument and service sales
US & ROW	74%	68%	74%	72%
Europe	26%	32%	26%	28%

Total Instrument and Service Sales	100%	100%	100%	100%

Percent of reagent and disposable sales (including USPS)
US & ROW	84%	98%	85%	98%
Europe	16%	2%	15%	2%

Total Reagent and Disposable Sales	100%	100%	100%	100%

Percent of Reagent and Disposable Sales (without USPS)
US & ROW	68%	89%	65%	90%
Europe	32%	11%	35%	10%

Total Reagent and Disposable Sales	100%	100%	100%	100%

Percent of Total Product Sales (including USPS)
US & ROW	80%	88%	81%	91%
Europe	20%	12%	19%	9%

Total Product Sales (including USPS)	100%	100%	100%	100%

Percent of Total Product Sales (without USPS)
US & ROW	71%	75%	71%	78%
Europe	29%	25%	29%	22%

Total Reagent and Disposable Sales	100%	100%	100%	100%
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